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                                                                    Exhibit 10.2

                        [Bell, Boyd & Lloyd Letterhead]

                                 July 23, 1992



Harris Associates Investment Trust
Two North LaSalle Street, #500
Chicago, Illinois 60602

Ladies and Gentlemen:

                         Shares of Beneficial Interest
                               Without Par Value
                             Oakmark International
                             ---------------------

     We have acted as counsel for Harris Associates Investment Trust (Trust) in connection with the registration under the Securities Act of 1933 (Act) of an indefinite number of shares of beneficial interest, without par value, of the Oakmark International series of the Trust (Series) in registration statement no. 33-38953 on form N-1A (Registration Statement).

     In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the Agreement and Declaration of Trust (Trust Agreement) and bylaws of the Trust, actions of the board of trustees of the Trust authorizing the issuance of shares of the Series, the form of certificates to evidence such shares, and the Registration Statement.

     Based on the foregoing examination, we are of the opinion that:

          1. The Trust is an unincorporated voluntary association legally organized and validly existing under the laws of the Commonwealth of Massachusetts.

          2. Upon the issuance and delivery of the shares of the Series in accordance with the Trust Agreement and the actions of the board of trustees authorizing the issuance of such shares, and the receipt by the Trust of the authorized consideration therefor, the shares so issued will be validly issued and outstanding, fully paid and nonassessable (although shareholders of the Series may be subject to liability under certain circumstances as described in the prospectus of the Trust included as Part A of the Registration Statement under the caption "Other Information").

     In giving this opinion we have relied upon the attached opinion of Ropes & Gray to us dated July 21, 1992.
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     We consent to the filing of this opinion as an exhibit to the Registration
Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                 Very truly yours,



                                 /s/ Bell, Boyd & Lloyd
                                 ---------------------------

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